Cover Page                                                                424B3
                                                                      333-104713

AXA Equitable Life Insurance Company
SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS
FOR THE EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTION

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following new variable investment option. This option invests in a corresponding portfolio of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name              Portfolio Objective                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.   o Wells Capital Management Incorporated
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Total
                                                                                         Annual      Fee Waivers
                                                                         Underlying     Expenses       and/or
                                                                         Portfolio      (Before       Expense         Net
                                     Management     12b-1      Other      Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                         Fees        Fees    Expenses*     Expenses    Limitation)     ments**       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   0.85%         0.25%     0.23%           N/A       1.33%         (0.03)%       1.30%
------------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolio has no operating history prior to the date of this Supplement, "Other Expenses" are based on estimated amounts for the current fiscal period.

** The Manager has entered into an Expense Limitation Agreement with respect to the Portfolio, which is effective through April 30, 2006. Under this agreement, the Manager has agreed to waive or limit its fees and assume other expenses of the Portfolio, if necessary, in an amount that limits the Portfolio's Net Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than the specified amount. The Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangement.


C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.10 per $10,000. The table takes into account the maximum fees and charges applicable to the contract to which this Supplement applies, including any optional benefits charges.

The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


IM-04-23Supp (10/04)
Accum/New Biz                                                     134240 (10/04)
180368v1                                                                  x00848

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                      1 yr         3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 488.52     $ 1,490.82     $ 2,528.21     $ 5,287.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               If you do not surrender
                                                                                                     your contract at
                                        If you annuitize at the end of the                    the end of the applicable
                                              applicable time period                                 time period
------------------------------------------------------------------------------------------------------------------------------------
                                      1 yr      3 yrs       5 yrs       10 yrs         1 yr      3 yrs        5 yrs       10 yrs
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 838.52  $ 1,840.82  $ 2,878.21  $ 5,637.00     $ 488.52  $ 1,490.82   $ 2,528.21  $ 5,287.00
------------------------------------------------------------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR SELECT
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                         Greater of 6% Roll
                                                                 up
                                                          to age 85 or the
                                                               Annual
                                                          Ratchet to age 85
                                                             Guaranteed
                                                            Minimum Death
                    Account Value        Cash Value            Benefit
                 ------------------- ------------------- -------------------
        Contract
  Age     Year       0%        6%        0%        6%        0%        6%
------ --------- --------- --------- --------- --------- --------- ---------
  60        1     100,000   100,000   100,000   100,000   100,000  100,000
  61        2      94,927   100,906    94,927   100,906   106,000  106,000
  62        3      89,965   101,753    89,965   101,753   112,360  112,360
  63        4      85,104   102,534    85,104   102,534   119,102  119,102
  64        5      80,336   103,243    80,336   103,243   126,248  126,248
  65        6      75,652   103,874    75,652   103,874   133,823  133,823
  66        7      71,044   104,418    71,044   104,418   141,852  141,852
  67        8      66,501   104,868    66,501   104,868   150,363  150,363
  68        9      62,016   105,215    62,016   105,215   159,385  159,385
  69       10      57,580   105,451    57,580   105,451   168,948  168,948
  74       15      35,722   104,589    35,722   104,589   226,090  226,090
  79       20      13,634    99,176    13,634    99,176   302,560  302,560
  84       25           0    87,174         0    87,174         0  404,893
  89       30           0    80,832         0    80,832         0  429,187
  94       35           0    76,796         0    76,796         0  429,187
  95       36           0    75,934         0    75,934         0  429,187



                                Lifetime Annual Guaranteed
                                   Minimum Income Benefit
          Total Death      ------------------------------------
         Benefit with          Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Enterprise Equity, EQ/Enterprise Equity Income, EQ/Enterprise Growth, EQ/Enterprise Growth and Income, EQ/Enterprise Small Company Growth and EQ/Enterprise Small Company Value which are being offered under a separate supplement.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS
FOR THE EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTION

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following new variable investment option. This option invests in a corresponding portfolio of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name              Portfolio Objective                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.   o Wells Capital Management Incorporated
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Total
                                                                                         Annual      Fee Waivers
                                                                         Underlying     Expenses       and/or
                                                                         Portfolio      (Before       Expense           Net
                                     Management     12b-1      Other      Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                         Fees        Fees    Expenses*     Expenses    Limitation)     ments**       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   0.85%         0.25%     0.23%         N/A           1.33%          (0.03%)      1.30%
------------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolio has no operating history prior to the date of this Supplement, "Other Expenses" are based on estimated amounts for the current fiscal period.

** The Manager has entered into an Expense Limitation Agreement with respect to the Portfolio, which is effective through April 30, 2006. Under this agreement, the Manager has agreed to waive or limit its fees and assume other expenses of the Portfolio, if necessary, in an amount that limits the Portfolio's Net Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than the specified amount. The Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangement.


C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.60 per $10,000. The table takes into account the maximum fees and charges applicable to the contract to which this Supplement applies, including any optional benefits charges.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


IM-04-21Supp (10/04)
Accum 04/New Biz                                                  134237 (10/04)
180368v1                                                                  x00849

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------------------------
                                                 If you surrender your contract at the
                                                   end of the applicable time period

------------------------------------------------------------------------------------------------------------------------------------
                                      1 yr           3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 1,281.45     $ 2,172.31     $ 3,102.03     $ 5,260.13
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               If you do not surrender
                                                                                                  your contract at
                                              If you annuitize at the end of the              the end of the applicable
                                                    applicable time period                           time period
------------------------------------------------------------------------------------------------------------------------------------
                                      1 yr       3 yrs      5 yrs       10 yrs         1 yr      3 yrs       5 yrs       10 yrs
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 831.45  $ 1,822.31  $ 2,852.03  $ 5,610.13     $ 481.45  $ 1,472.31  $ 2,502.03  $ 5,260.13
------------------------------------------------------------------------------------------------------------------------------------


D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR PLUS
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                        Greater of 6% Roll
                                                                up
                                                         to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     104,000   104,000   96,000    96,000   100,000  100,000
  61        2      98,984   105,202   90,984    97,202   106,000  106,000
  62        3      94,067   106,355   87,067    99,355   112,360  112,360
  63        4      89,240   107,451   82,240   100,451   119,102  119,102
  64        5      84,495   108,484   78,495   102,484   126,248  126,248
  65        6      79,824   109,447   74,824   104,447   133,823  133,823
  66        7      75,218   110,334   71,218   106,334   141,852  141,852
  67        8      70,669   111,136   67,669   108,136   150,363  150,363
  68        9      66,169   111,844   66,169   111,844   159,385  159,385
  69       10      61,709   112,451   61,709   112,451   168,948  168,948
  74       15      39,646   113,585   39,646   113,585   226,090  226,090
  79       20      17,157   110,395   17,157   110,395   302,560  302,560
  84       25           0   100,820        0   100,820         0  404,893
  89       30           0    97,093        0    97,093         0  429,187
  94       35           0    95,962        0    95,962         0  429,187
  95       36           0    95,719        0    95,719         0  429,187



                            Lifetime Annual Guaranteed Minimum
                                 Income Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Enterprise Equity, EQ/Enterprise Equity Income, EQ/Enterprise Growth, EQ/Enterprise Growth and Income, EQ/Enterprise Small Company Growth and EQ/Enterprise Small Company Value which are being offered under a separate supplement.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS
FOR THE EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTION

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following new variable investment option. This option invests in a corresponding portfolio of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name              Portfolio Objective                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.   o Wells Capital Management Incorporated
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------


B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Total
                                                                                          Annual     Fee Waivers
                                                                           Underlying    Expenses      and/or
                                                                           Portfolio     (Before       Expense         Net
                                      Management     12b-1      Other      Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                          Fees        Fees     Expenses*    Expenses    Limitation)     ments**       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   0.85%         0.25%     0.23%         N/A           1.33%          (0.03%)      1.30%
------------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolio has no operating history prior to the date of this Supplement, "Other Expenses" are based on estimated amounts for the current fiscal period.

** The Manager has entered into an Expense Limitation Agreement with respect to the Portfolio, which is effective through April 30, 2006. Under this agreement, the Manager has agreed to waive or limit its fees and assume other expenses of the Portfolio, if necessary, in an amount that limits the Portfolio's Net Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than the specified amount. The Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangement.


C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $2.10 per $10,000. The table takes into account the maximum fees and charges applicable to the contract to which this Supplement applies, including any optional benefits charges.

The fixed maturity options, guaranteed interest option and special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


IM-04-20Supp (10/04)
Accum 04/New Biz                                                  134233 (10/04)
180368v1                                                                  x00850

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------------------------
                                                 If you surrender your contract at the
                                                   end of the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                      1 yr           3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 1,142.29     $ 1,956.35     $ 2,811.53     $ 4,895.05
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             If you do not surrender
                                                                                                your contract at
                                            If you annuitize at the end of the              the end of the applicable
                                                  applicable time period                           time period
------------------------------------------------------------------------------------------------------------------------------------
                                       1 yr      3 yrs       5 yrs       10 yrs        1 yr      3 yrs       5 yrs       10 yrs
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 792.29  $ 1,706.35  $ 2,661.53  $ 5,245.05    $ 442.29  $ 1,356.35  $ 2,311.53  $ 4,895.05
------------------------------------------------------------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                        Greater of 6% Roll
                                                                up
                                                         to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     100,000  100,000    93,000    93,000   100,000  100,000
  61        2      95,375  101,354    88,375    94,354   106,000  106,000
  62        3      90,824  102,666    84,824    96,666   112,360  112,360
  63        4      86,338  103,928    80,338    97,928   119,102  119,102
  64        5      81,911  105,134    76,911   100,134   126,248  126,248
  65        6      77,536  106,278    74,536   103,278   133,823  133,823
  66        7      73,204  107,353    72,204   106,353   141,852  141,852
  67        8      68,909  108,349    68,909   108,349   150,363  150,363
  68        9      64,643  109,260    64,643   109,260   159,385  159,385
  69       10      60,398  110,076    60,398   110,076   168,948  168,948
  74       15      39,151  112,361    39,151   112,361   226,090  226,090
  79       20      17,094  110,481    17,094   110,481   302,560  302,560
  84       25           0  102,327         0   102,327         0  404,893
  89       30           0  100,105         0   100,105         0  429,187
  94       35           0  100,670         0   100,670         0  429,187
  95       36           0  100,792         0   100,792         0  429,187



                                      Lifetime Annual
                            Guaranteed Minimum Income Benefit
          Total Death      ------------------------------------
          Benefit with       Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Enterprise Equity, EQ/Enterprise Equity Income, EQ/Enterprise Growth, EQ/Enterprise Growth and Income, EQ/Enterprise Small Company Growth and EQ/Enterprise Small Company Value which are being offered under a separate supplement.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS
FOR THE EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTION

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following new variable investment option. This option invests in a corresponding portfolio of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

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Portfolio Name              Portfolio Objective                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.   o Wells Capital Management Incorporated
 SMALL CAP
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B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Total
                                                                                         Annual      Fee Waivers
                                                                         Underlying     Expenses       and/or
                                                                         Portfolio      (Before       Expense         Net
                                     Management     12b-1      Other      Fees and      Expense      Reimburse-   Total Annual
Portfolio Name                         Fees         Fees     Expenses*    Expenses    Limitation)      ments**      Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   0.85%         0.25%     0.23%           N/A          1.33%         (0.03)%       1.30%
------------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolio has no operating history prior to the date of this Supplement, "Other Expenses" are based on estimated amounts for the current fiscal period.

** The Manager has entered into an Expense Limitation Agreement with respect to the Portfolio, which is effective through April 30, 2006. Under this agreement, the Manager has agreed to waive or limit its fees and assume other expenses of the Portfolio, if necessary, in an amount that limits the Portfolio's Net Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than the specified amount. The Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangement.


C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.60 per $10,000. The table takes into account the maximum fees and charges applicable to the contract to which this Supplement applies, including any optional benefits charges.

The fixed maturity options, guaranteed interest option and special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


IM-04-22Supp (10/04)
Accum 04/New Biz                                                  134236 (10/04)
180368v1                                                                  x00851

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------------------------
                                                 If you surrender your contract at the
                                                   end of the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                      1 yr           3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 1,283.77     $ 2,077.09     $ 2,506.17     $ 5,247.64
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                              If you do not surrender
                                                                                                 your contract at
                                             If you annuitize at the end of the              the end of the applicable
                                                   applicable time period                           time period
------------------------------------------------------------------------------------------------------------------------------------
                                      1 yr      3 yrs       5 yrs       10 yrs        1 yr      3 yrs       5 yrs       10 yrs
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap   $ 833.77  $ 1,827.09  $ 2,856.17  $ 5,597.64    $ 483.77  $ 1,477.09  $ 2,506.17  $ 5,247.64
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D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR ELITE
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                        Greater of 6% Roll
                                                                up
                                                         to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     100,000   100,000   92,000    92,000   100,000  100,000
  61        2      94,977   100,956   87,977    93,956   106,000  106,000
  62        3      90,060   101,854   84,060    95,854   112,360  112,360
  63        4      85,240   102,688   80,240    97,688   119,102  119,102
  64        5      80,510   103,452   80,510   103,452   126,248  126,248
  65        6      75,860   104,139   75,860   104,139   133,823  133,823
  66        7      71,281   104,741   71,281   104,741   141,852  141,852
  67        8      66,765   105,250   66,765   105,250   150,363  150,363
  68        9      62,304   105,658   62,304   105,658   159,385  159,385
  69       10      57,888   105,956   57,888   105,956   168,948  168,948
  74       15      36,089   105,430   36,089   105,430   226,090  226,090
  79       20      14,000   100,385   14,000   100,385   302,560  302,560
  84       25           0    88,776        0    88,776         0  404,893
  89       30           0    82,843        0    82,843         0  429,187
  94       35           0    79,254        0    79,254         0  429,187
  95       36           0    78,487        0    78,487         0  429,187



                                Lifetime Annual Guaranteed
                                  Minimum Income Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Enterprise Equity, EQ/Enterprise Equity Income, EQ/Enterprise Growth, EQ/Enterprise Growth and Income, EQ/Enterprise Small Company Growth and EQ/Enterprise Small Company Value which are being offered under a separate supplement.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

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